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                                  EXHIBIT 10.13

                              AMENDED AND RESTATED

                        INTRUSION.COM 401(k) SAVINGS PLAN

WHEREAS, Intrusion.com, Inc. (hereinafter referred to as the "Employer") heretofore adopted the Intrusion.com 401(k) Savings Plan (hereinafter referred to as the "Plan") for the benefit of its eligible Employees; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan; and

WHEREAS, it is intended that the Plan is to continue to be a qualified plan under Section 401(a) of the Internal Revenue Code for the exclusive benefit of the Participants and their Beneficiaries;

NOW, THEREFORE, the Plan is hereby amended by restating the Plan in its entirety as follows:

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                                TABLE OF CONTENTS

ARTICLE ONE--DEFINITIONS
     1.1      Account
     1.2      Administrator
     1.3      Beneficiary
     1.4      Break in Service
     1.5      Code
     1.6      Compensation
     1.7      Disability
     1.8      Effective Date
     1.9      Employee
     1.10     Employer
     1.11     Employment Date
     1.12     Highly-Compensated Employee
     1.13     Hour of Service
     1.14     Leased Employee
     1.15     Nonhighly-Compensated Employee
     1.16     Normal Retirement Date
     1.17     Participant
     1.18     Plan
     1.19     Plan Year
     1.20     Trust
     1.21     Trustee
     1.22     Valuation Date
     1.23     Year of Service

ARTICLE TWO--SERVICE DEFINITIONS AND RULES
     2.1      Year of Service
     2.2      Break in Service
     2.3      Leave of Absence
     2.4      Hours of Service on Return to Employment
     2.5      Service in Excluded Job Classifications or with Related Companies

ARTICLE THREE--PLAN PARTICIPATION
     3.1      Participation
     3.2      Re-employment of Former Participant
     3.3      Termination of Eligibility

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ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS,
              ROLLOVERS AND TRANSFERS FROM OTHER PLANS
     4.1      Elective Deferrals
     4.2      Employer Contributions
     4.3      Rollovers and Transfers of Funds from Other Plans
     4.4      Timing of Contributions

ARTICLE FIVE--ACCOUNTING RULES
     5.1      Investment of Accounts and Accounting Rules
     5.2      Participants Omitted in Error

ARTICLE SIX--VESTING, RETIREMENT AND DISABILITY BENEFITS
     6.1      Vesting
     6.2      Forfeiture of Nonvested Balance
     6.3      Return to Employment Before Distribution of Vested Account Balance
     6.4      Normal Retirement
     6.5      Disability

ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS
     7.1      Manner of Payment
     7.2      Time of Commencement of Benefit Payments
     7.3      Furnishing Information
     7.4      Minimum Distribution Rules for Installment Payments
     7.5      Amount of Death Benefit
     7.6      Designation of Beneficiary
     7.7      Distribution of Death Benefits
     7.8      Eligible Rollover Distributions

ARTICLE EIGHT--LOANS AND IN-SERVICE WITHDRAWALS
     8.1      Loans
     8.2      Hardship Distributions
     8.3      Withdrawals After Age 59-1/2

ARTICLE NINE--ADMINISTRATION OF THE PLAN
     9.1      Plan Administration
     9.2      Claims Procedure
     9.3      Trust Agreement

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ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS
    10.1      Distribution of Excess Elective Deferrals
    10.2      Limitations on 401(k) Contributions
    10.3      Nondiscrimination Test for Employer Matching Contributions
    10.4      Limitation on the Multiple Use Alternative

ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS
    11.1      Rules and Definitions

ARTICLE TWELVE--AMENDMENT AND TERMINATION
    12.1      Amendment
    12.2      Termination of the Plan

ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS
     13.1 Applicability
     13.2 Definitions
     13.3 Allocation of Employer Contributions and Forfeitures for a Top-Heavy Plan Year
     13.4 Vesting

ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS
    14.1      Plan Does Not Affect Employment
    14.2      Successor to the Employer
    14.3      Repayments to the Employer
    14.4      Benefits not Assignable
    14.5      Merger of Plans
    14.6      Investment Experience not a Forfeiture
    14.7      Distribution to Legally Incapacitated
    14.8      Construction
    14.9      Governing Documents
    14.10     Governing Law
    14.11     Headings
    14.12     Counterparts
    14.13     Location of Participant or Beneficiary Unknown

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ARTICLE FIFTEEN--MULTIPLE EMPLOYER PROVISIONS
    15.1      Adoption of the Plan
    15.2      Service
    15.3      Plan Contributions
    15.4      Transferring Employees
    15.5      Delegation of Authority
    15.6      Termination

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                            ARTICLE ONE--DEFINITIONS

For purposes of the Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the definitions provided:

1.1 "ACCOUNT" shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the Participant's allocations of Employer contributions, (b) amounts of Compensation deferred to the Plan pursuant to the Participant's election, (c) any amounts transferred to this Plan under Section 4.3 from another qualified retirement plan, and (d) the allocation of Trust investment experience.

1.2 "ADMINISTRATOR" shall mean the Plan Administrator appointed from time to time in accordance with the provisions of Article Nine hereof.

1.3 "BENEFICIARY" shall mean any person, trust, organization, or estate entitled to receive payment under the terms of the Plan upon the death of a Participant.

1.4 "BREAK IN SERVICE" shall mean the twelve (12)-month computation period specified in Article Two.

1.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.6 "COMPENSATION" shall mean the compensation paid to a Participant by the Employer for the Plan Year, but exclusive of stock options, car allowances, relocation reimbursements, any program of deferred compensation or additional benefits payable other than in cash and any compensation received prior to his becoming a Participant in the Plan. Compensation shall include any amounts deferred under a salary reduction agreement in accordance with
Section 4.1 or under a Code Section 125 plan maintained by the Employer.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Secretary of the Treasury or his delegate for increases in the cost of living in accordance with
Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve
(12) months, the OBRA `93 annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

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Any reference in the Plan to the limitation under Section 401(a)(17) of the
Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period.

For purposes of determining who is a Highly-Compensated Employee, Compensation shall mean compensation as defined in Code Section 414(q)(7).

1.7 "DISABILITY." Disability shall mean a "permanent and total" disability incurred by a Participant while in the employ of the Employer. For this purpose, a permanent and total disability shall mean suffering from a physical or mental condition that, in the opinion of the Administrator and based upon appropriate medical advice and examination, can be expected to result in death or can be expected to last for a continuous period of no less than twelve (12) months. The condition must be determined by the Administrator to prevent the Participant from engaging in substantial gainful employment. Receipt of a Social Security disability award shall be deemed proof of disability.

1.8 "EFFECTIVE DATE." The Effective Date of this restated Plan, on and after which it supersedes the terms of the existing Plan document, is April 1, 1997, except where the provisions of the Plan shall otherwise specifically provide. The rights of any Participant who separated from the Employer's Service prior to this date shall be established under the terms of the Plan and Trust as in effect at the time of the Participant's separation from Service, unless the Participant subsequently returns to Service with the Employer. Rights of spouses and Beneficiaries of such Participants shall also be governed by those documents.

1.9 "EMPLOYEE" shall mean a common law employee of the Employer who, for the entire period of his employment, was also treated as a common law employee on the payroll records of the Employer.

1.10 "EMPLOYER" shall mean Intrusion.com, Inc. and any subsidiary or affiliate which is a member of its "related group" (as defined in Section 2.5) which has adopted the Plan (a "Participating Affiliate"), and shall include any successor(s) thereto which adopt this Plan. Any such subsidiary or affiliate of Intrusion.com, Inc. may adopt the Plan with the approval of its board of directors (or noncorporate counterpart) subject to the approval of Intrusion.com, Inc. The provisions of this Plan shall apply equally to each Participating Affiliate and its Employees except as specifically set forth in the Plan; provided, however, notwithstanding any other provision of this Plan, the amount and timing of contributions under Article 4 to be made by any Employer which is a Participating Affiliate shall be made subject to the approval of Intrusion.com, Inc. For purposes hereof, each Participating Affiliate shall be deemed to have appointed Intrusion.com, Inc. as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and the investment of the assets of the Plan. For purposes of the Code and ERISA, the Plan as maintained by

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Intrusion.com, Inc. and the Participating Affiliates shall constitute a single plan rather than a separate plan of each Participating Affiliate. All assets in the Trust shall be available to pay benefits to all Participants and their Beneficiaries.

1.11 "EMPLOYMENT DATE" shall mean the first date as of which an Employee is credited with an Hour of Service, provided that, in the case of a Break in Service, the Employment Date shall be the first date thereafter as of which an Employee is credited with an Hour of Service.

1.12 "HIGHLY-COMPENSATED EMPLOYEE" shall mean any Employee of the Employer who:

     (a)  was a five percent (5%) owner of the Employer (as defined in Code
          Section 416(i)(1)) during the "determination year" or "look-back year"; or

     (b) earned more than $80,000 (as increased by cost-of-living adjustments) of Compensation from the Employer during the "look-back year" and, if the Employer elects, was in the top twenty percent (20%) of Employees by Compensation for such year.

An Employee who separated from Service prior to the "determination year" shall be treated as a Highly-Compensated Employee for the "determination year" if such Employee was a Highly-Compensated Employee when such Employee separated from Service, or was a Highly-Compensated Employee at any time after attaining age fifty-five (55).

For purposes of this Section, the "determination year" shall be the Plan Year for which a determination is being made as to whether an Employee is a Highly-Compensated Employee. The "look-back year" shall be the twelve (12) month period immediately preceding the "determination year". However, if permitted by applicable law and if the Employer shall elect, the "look-back year" shall be the calendar year ending with or within the Plan Year for which testing for the determination of which Employees are Highly-Compensated Employees is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which such testing is being performed (the "lag period"). If the "lag period" is less than twelve
(12) months, the dollar threshold amounts specified in (b) above shall be pro-rated based upon the number of months in the "lag period".

1.13  "HOUR OF SERVICE" shall mean:

     (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

     (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, involuntary military duty, or leave of absence. No more than five hundred and one (501) Hours of Service shall be credited under this

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          subsection for any single continuous period during which no duties are performed (whether or not such period occurs in a single computation period). Hours under this subsection shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference; and

     (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subsection (a) or subsection
          (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

In crediting Hours of Service for Employees who are paid on an hourly basis, the "actual" method shall be utilized. For this purpose, the "actual" method shall mean the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer, subject to the limitations enumerated above. In crediting Hours of Service for Employees who are not paid on an hourly basis, the "weeks of employment" method shall be utilized. Under this method, an Employee shall be credited with forty-five (45) Hours of Service for each week for which the Employee would be required to be credited with at least one (1) Hour of Service pursuant to the provisions enumerated above.

1.14 "LEASED EMPLOYEE" shall mean any person who, pursuant to an agreement between the Employer and any other person or organization, has performed services for the Employer (determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one
(1) year and where such services are performed under the primary direction and control of the Employer. A person shall not be considered a Leased Employee if the total number of Leased Employees does not exceed twenty percent (20%) of the Nonhighly-Compensated Employees employed by the Employer, and if any such person is covered by a money purchase pension plan providing (a) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Section 11.1(b)(2) of the Plan but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(g) or 403(b), (b) immediate participation, and (c) full and immediate vesting.

1.15 "NONHIGHLY-COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is not a Highly-Compensated Employee.

1.16 "NORMAL RETIREMENT DATE" shall mean a Participant's sixty-fifth (65th) birthday or, if later, the fifth (5th) anniversary of the Participant's commencement of initial Plan participation.

1.17 "PARTICIPANT" shall mean any Employee who has satisfied the eligibility requirements of Article Three and who is participating in the Plan.

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1.18 "PLAN" shall mean the Amended and Restated Intrusion.com 401(k) Savings
Plan, as set forth herein and as may be amended from time to time.

1.19 "PLAN YEAR" shall mean the twelve (12)-consecutive month period beginning January 1 and ending December 31.

1.20 "TRUST" shall mean the Trust Agreement entered into between the Employer and the Trustee forming part of this Plan, together with any amendments thereto. "Trust Fund" shall mean any and all property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

1.21 "TRUSTEE" shall mean the Trustee or Trustees appointed by the Employer, and any successors thereto.

1.22 "VALUATION DATE" shall mean the date or dates established by the Administrator for the valuation of the assets of the Plan. In no event shall the assets of the Plan be valued less frequently than once each Plan Year.

1.23 "YEAR OF SERVICE" OR "SERVICE" and the special rules with respect to crediting Service are in Article Two of the Plan.

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                   ARTICLE TWO--SERVICE DEFINITIONS AND RULES

Service is the period of employment credited under the Plan. Definitions and special rules related to Service are as follows:

2.1 YEAR OF SERVICE. An Employee shall be credited with a Year of Service for each Plan Year in which he is credited with at least one thousand (1,000) Hours of Service.

Any Employee who was employed by Essential Communications Corporation ("Essential Communications") as of the date of its acquisition by the Employer, shall be credited with any prior service with Essential Communications in determining such Employee's Year(s) of Service.

Any Employee who was employed by Science Applications International Corporation ("SAIC") as of the date of the Employer's acquisition of certain operating assets of SAIC, shall be credited with any prior service with SAIC in determining such Employee's Year(s) of Service.

2.2 BREAK IN SERVICE. A Break in Service shall be a twelve (12)-month computation period (as used for measuring Years of Service) in which an Employee or Participant is not credited with at least five hundred and one
(501) Hours of Service.

2.3 LEAVE OF ABSENCE. A Participant on an unpaid leave of absence pursuant to the Employer's normal personnel policies shall be credited with Hours of Service at his regularly-scheduled weekly rate while on such leave, provided the Employer acknowledges in writing that the leave is with its approval. These Hours of Service shall be credited only for purposes of determining if a Break in Service has occurred and, unless specified otherwise by the Employer in writing, shall not be credited for eligibility to participate in the Plan, vesting, or qualification to receive an allocation of Employer contributions. Hours of Service during a paid leave of absence shall be credited as provided in Section 1.13.

For any individual who is absent from work for any period by reason of the individual's pregnancy, birth of the individual's child, placement of a child with the individual in connection with the individual's adoption of the child, or by reason of the individual's caring for the child for a period beginning immediately following such birth or adoption, the Plan shall treat as Hours of Service, solely for determining if a Break in Service has occurred, the following Hours of Service:

     (a) the Hours of Service which otherwise normally would have been credited to such individual but for such absence; or

     (b) in any case where the Administrator is unable to determine the Hours of Service, on the basis of an assumed eight (8) hours per day.

In no event shall more than five hundred and one (501) of such hours be credited by reason of such period of absence. The Hours of Service shall be credited in the computation period (used for

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measuring Years of Service) which starts after the leave of absence begins.
However, the Hours of Service shall instead be credited in the computation period in which the absence begins if it is necessary to credit the Hours of Service in that computation period to avoid the occurrence of a Break in Service.

2.4 HOURS OF SERVICE ON RETURN TO EMPLOYMENT. An Employee who returns to employment after a Break in Service shall retain credit for his pre-Break Years of Service; provided, however, that if a Participant incurs five (5) or more consecutive Breaks in Service, any Years of Service performed thereafter shall not be used to increase the nonforfeitable interest in his Account accrued prior to such five (5) or more consecutive Breaks in Service.

2.5  SERVICE IN EXCLUDED JOB CLASSIFICATIONS OR WITH RELATED COMPANIES.

          (a) SERVICE WHILE A MEMBER OF AN INELIGIBLE CLASSIFICATION OF EMPLOYEES. An Employee who is a member of an ineligible classification of Employees shall not be eligible to participate in the Plan while a member of such ineligible classification. However, if any such Employee is transferred to an eligible classification, such Employee shall be credited with any prior periods of Service completed while a member of such an ineligible classification both for purposes of determining his Years of Service and his "Months of Service" under Section 3.1. For this purpose, an Employee shall be considered a member of an ineligible classification of Employees for any period during which: (i) he is a Leased Employee; or (ii) he is employed in a job classification which is excluded from participating in the Plan under Section 3.1 below.

          (b) SERVICE WITH RELATED GROUP MEMBERS. For each Plan Year in which the Employer is a member of a "related group", as hereinafter defined, all Service of an Employee with any one or more members of such related group shall be treated as employment by the Employer for purposes of determining the Employee's Years of Service under Section 2.1 and his Months of Service under Section
               3.1. The transfer of employment by any such Employee to another member of the related group shall not be deemed to constitute a retirement or other termination of employment by the Employee for purposes of the Plan, but the Employee shall be deemed to have continued in employment with the Employer for purposes hereof. For purposes of this subsection (b), "related group" shall mean the Employer and all corporations, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, or an affiliated service group which includes the Employer, within the meaning of Section 414(b), Section 414(c), or Section 414(m), respectively, of the Code or any other entity required to be aggregated under Code
               Section 414(o).

          (c) CONSTRUCTION. This Section is included in the Plan to comply with the Code provisions regarding the crediting of Service, and not to extend any additional rights to Employees in ineligible classifications other than as required by the Code and regulations thereunder.

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                        ARTICLE THREE--PLAN PARTICIPATION

3.1 PARTICIPATION. All Employees participating in the Plan prior to the Plan's restatement shall continue to participate, subject to the terms hereof.

Each other Employee shall become a Participant under the Plan effective as of the first day of the month following the Employee's Employment Date.

In no event, however, shall any Employee (or other individual) participate under the Plan while he is: (i) employed as an independent contractor on the payroll records of the Employer (regardless of any subsequent reclassification by the Employer, any governmental agency or court); (ii) employed as a Leased Employee; or (iii) employed as a nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 816(a)(3) of the Code).

Notwithstanding the foregoing provisions of this Section 3.1, any Employee who was employed by Essential Communications Corporation ("Essential Communications") as of the date of its acquisition by the Employer, shall be credited with any prior service with Essential Communications in determining such Employee's Month(s) of Service. In this regard, any such Employee who was credited with at least three (3) Months of Service pursuant to the preceding sentence, shall become a Participant under the Plan as of May 29, 1998, or as soon as administratively practical thereafter, subject to the terms hereof.

Notwithstanding the foregoing provisions of this Section 3.1, any Employee who was employed by Science Applications International Corporation ("SAIC") as of the date of the Employer's acquisition of certain operating assets of SAIC, shall be credited with any prior service with SAIC in determining such Employee's Month(s) of Service. In this regard, any such Employee who was credited with at least three (3) Months of Service pursuant to the preceding sentence, shall become a Participant under the Plan as of October 1, 1998, or as soon as administratively practical thereafter, subject to the terms hereof."

3.2 RE-EMPLOYMENT OF FORMER PARTICIPANT. A Participant whose participation ceased because of termination of employment with the Employer shall participate as soon as administratively possible following his re-employment.

3.3 TERMINATION OF ELIGIBILITY. In the event a Participant is no longer a member of an eligible class of Employees and he becomes ineligible to participate, such Employee shall participate as soon as administratively possible following his return to an eligible class of Employees.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate as soon as administratively possible thereafter, if such Employee has satisfied the eligibility requirements of Section 3.1 and would have otherwise previously become a Participant.

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            ARTICLE FOUR--ELECTIVE DEFERRALS, EMPLOYER CONTRIBUTIONS,
                    ROLLOVERS AND TRANSFERS FROM OTHER PLANS

4.1  ELECTIVE DEFERRALS.

      (a) ELECTIONS. A Participant may elect to defer a portion of his Compensation for a Plan Year. The amount of a Participant's Compensation that is deferred in accordance with the Participant's election shall be withheld by the Employer from the Participant's Compensation on a ratable basis throughout the Plan Year. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the Participant's Account.

      (b) CHANGES IN ELECTION. A Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferrals during the Plan Year by filing a written election with the Employer, or via a telephone "voice response" system designated by the Administrator, provided that a written confirmation is forwarded in response to such oral request.

      (c) LIMITATIONS ON DEFERRALS. No Participant shall defer an amount which exceeds $9,500 (or such amount as adjusted for cost-of-living increases under Section 402(g) of the Code) for any calendar year ending with or within the Plan Year.

      (d) ADMINISTRATIVE RULES. All elections made under this Section 4.1, including the amount and frequency of deferrals, shall be subject to the rules of the Administrator which shall be consistently applied and which may be changed from time to time.

4.2  EMPLOYER CONTRIBUTIONS.

     (a) EMPLOYER MATCHING CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Plan, on behalf of each Participant, a discretionary matching contribution equal to a percentage (as determined by the Employer's board of directors) of the elective deferrals made by each such Participant. The amount, if any, of the Employer matching contribution for any Plan Year shall be made at the discretion of the board of directors of the Employer. The Employer's board of directors may also determine to suspend or reduce its contributions under this Section for any Plan Year or any portion thereof. Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)).

          Notwithstanding the foregoing provisions of this Section 4.2(a), if a Participant's elective deferrals for a Plan Year reach the maximum amount set out in Section 4.1(c) and, as a result, the Participant is not eligible to make elective deferrals to the Plan for the balance of such Plan Year, if such Participant is employed by the Employer on the last day of such Plan Year, such Participant shall receive a supplemental matching contribution following the close of such Plan Year in an amount equal to the percentage (as determined by the Employer's board of directors for such Plan Year) of the Participant's Compensation contributed to the Plan as elective deferrals for such Plan Year, minus the amount of the Employer matching contribution previously made on behalf of such Participant for such Plan Year.

     (b) ADDITIONAL EMPLOYER CONTRIBUTIONS. Additional Employer contributions may be made at the discretion of the Employer's board of directors for any Plan Year, subject to limits for tax deductions under the Code and provided that the special allocation in Section 13.3 has been satisfied if the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)).

     (c) ELIGIBILITY FOR ADDITIONAL EMPLOYER CONTRIBUTIONS. To be eligible for an allocation of additional Employer contributions under Section 4.2(b) for a Plan Year, a Participant must have been credited with at least one thousand (1,000) Hours of Service in the Plan Year; provided, however, that if the Participant's failure to be credited with at least one thousand (1,000) Hours of Service is due to the Participant's Disability, death or retirement on or after his Normal Retirement Date during the Plan Year, such Participant shall nevertheless be entitled to share in the allocation of any additional Employer contributions for such Plan Year.

     (d) ALLOCATION OF ADDITIONAL EMPLOYER CONTRIBUTIONS. Any contribution made under Section 4.2(b) shall be allocated among the Accounts of eligible Participants in accordance with the ratio that each such eligible Participant's Compensation bears to the total Compensation of all such eligible Participants for the Plan Year.

     (e) Notwithstanding anything herein to the contrary, in any situation where the exclusion of certain Participants from receiving an allocation of any additional Employer contributions hereunder would result in the Plan failing to satisfy minimum coverage requirements under applicable provisions of the Code or income tax regulations, then the following shall apply:

          (1) Such affected Participants shall receive an allocation of additional Employer contributions in order of priority based upon the number of Hours of Service rendered during the Plan Year by each Participant, so that an individual Participant who has rendered more Hours of Service during the Plan Year shall be first deemed an eligible Participant, and so on, until the minimum required number of eligible Participants is reached to satisfy the requirements for qualification of this Plan.

          (2) If two individuals referred to in subsection (1) have the same number of Hours of Service, then they shall be deemed eligible Participants in order of a priority based upon the earliest Employment Date with the Employer.

4.3 ROLLOVERS AND TRANSFERS OF FUNDS FROM OTHER PLANS. With the approval of the Administrator, there may be paid to the Trustee amounts which have been held under other plans qualified under Code Section 401 either (a) maintained by the Employer which have been discontinued or terminated with respect to any Employee, or (b) maintained by another employer with respect to which any Employee has ceased to participate. Any such transfer or rollover may also be made by means of an Individual Retirement Account qualified under Section 408 of the Code, where the Individual Retirement Account was used as a conduit from the former plan. Any amounts so transferred on behalf of any Employee shall be nonforfeitable and shall be maintained under a separate Plan account, to be paid in addition to amounts otherwise payable under this Plan. The amount of any such account shall be equal to the fair market value of such account as adjusted for income, expenses, gains, losses, and withdrawals attributable thereto.

Notwithstanding anything contained herein to the contrary, in no event shall the Administrator accept on behalf of any Employee a transfer of funds from a qualified plan which would subject the Plan to the provisions of Section 401(a)(11) of the Code.

An Employee who would otherwise be eligible to participate in the Plan but for the failure to satisfy the age and/or service requirement for participation as set forth under Section 3.1, shall be eligible to complete a rollover to the Plan. Such an Employee shall also be eligible to obtain a loan or withdrawal in accordance with the provisions of Article Eight prior to satisfying such age and/or service requirement.

4.4 TIMING OF CONTRIBUTIONS. Employer contributions shall be made to the Plan no later than the time prescribed by law for filing the Employer's Federal income tax return (including extensions) for its taxable year ending with or within the Plan Year. Elective deferrals under Section 4.1 shall be paid to the Plan as soon as administratively possible, but no later than the time prescribed by applicable law, following receipt of such deferrals by the Administrator.

                         ARTICLE FIVE--ACCOUNTING RULES

5.1  INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES.

     (a) INVESTMENT FUNDS. The investment of Participants' Accounts shall be made in a manner consistent with the provisions of the Trust. The Administrator, in its discretion, may allow the Trust to provide for separate funds for the directed investment of each Participant's Account, including an Employer stock fund.

     (b) PARTICIPANT DIRECTION OF INVESTMENTS. In the event Participants' Accounts are subject to their investment direction, each Participant may direct how his Account is to be invested among the available investment funds in the percentage multiples established by the Administrator. In the event a Participant fails to make an investment election, with respect to all or any portion of his Account, the Trustee shall invest all or such portion of his Account in the investment fund to be designated by the Administrator. A Participant may change his investment election, with respect to future contributions and, if applicable, forfeitures, and/or amounts previously accumulated in the Participant's Account, in writing, on such form as the Administrator shall specify, or via a telephone "voice response" system designated by the Administrator, provided that a written confirmation is forwarded in response to such oral request. Any such change in a Participant's investment election shall be effective at such time as may be prescribed by the Administrator. If the Plan's recordkeeper or investment manager is changed, the Administrator may suspend the Participants' investment direction of their Accounts.

     (c) ALLOCATION OF INVESTMENT EXPERIENCE. As of each Valuation Date, the investment fund(s) of the Trust shall be valued at fair market value, and the income, loss, appreciation and depreciation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Participants' Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

     (d) ALLOCATION OF CONTRIBUTIONS. Employer contributions shall be allocated to the Account of each eligible Participant as of the last day of the period for which the contributions are made or as soon as administratively practical thereafter. Elective deferrals shall be allocated to the Account of each Participant as soon as administratively practical following receipt of such contributions by the Administrator.

     (e) MANNER AND TIME OF DEBITING DISTRIBUTIONS. For any Participant who is entitled to receive a distribution from his Account, such distribution shall be made in accordance with the provisions of Section 7.2. The amount distributed shall be based upon the fair market value of the Participant's vested Account as of the Valuation Date preceding the distribution.

5.2 PARTICIPANTS OMITTED IN ERROR. In the event a Participant is not allocated a share of the Employer contribution as a result of an administrative error in any Plan Year, the Employer may elect to either (a) make an additional contribution on behalf of such omitted Participant in an appropriate amount, or (b) deduct the appropriate amount from the next succeeding Employer contribution and/or forfeitures and allocate such amount to the Participant's Account prior to making the allocations set forth under Section 5.1(d).

            ARTICLE SIX--VESTING, RETIREMENT AND DISABILITY BENEFITS

6.1 VESTING. A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals, Employer "fail-safe" contributions under Section 10.2, and rollovers or transfers from other plans, as adjusted for investment experience. Except as otherwise provided with respect to Normal Retirement, Disability, or death, a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from Employer matching contributions under Section 4.2(a) and additional Employer contributions under Section 4.2(b) as follows:

               YEARS OF SERVICE                         VESTED PERCENTAGE
               ----------------                         -----------------
               LESS THAN 1 YEAR                                  0%
               1 YEAR BUT LESS THAN 2                           20%
               2 YEARS BUT LESS THAN 3                          40%
               3 YEARS BUT LESS THAN 4                          60%
               4 YEARS BUT LESS THAN 5                          80%
               5 YEARS AND THEREAFTER                          100%

6.2 FORFEITURE OF NONVESTED BALANCE. The nonvested portion of a Participant's Account, as determined in accordance with Section 6.1, shall be forfeited as of the earlier of (i) the date on which the Participant receives distribution of his vested Account or (ii) the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service. The amount forfeited shall be used to reduce Employer contributions under Section 4.2.

If the Participant returns to the employment of the Employer prior to incurring five (5) consecutive Breaks in Service, and prior to receiving distribution of his vested Account, the nonvested portion shall be restored. However, if the nonvested portion of the Participant's Account was allocated as a forfeiture as the result of the Participant receiving distribution of his vested Account balance, the nonvested portion shall be restored if:

     (a) the Participant resumes employment prior to incurring five (5) consecutive Breaks in Service; and

     (b) the Participant repays to the Plan, as of the earlier of (i) the date which is five (5) years after his reemployment date or (ii) the date which is the last day of the period in which the Participant incurs five (5) consecutive Breaks in Service, an amount equal to the total distribution derived from Employer contributions under Section 4.2 and, if applicable, Section 13.3.

The nonvested amount shall be restored to the Participant's Account, without interest or adjustment for interim Trust valuation experience, by a special Employer contribution or from the next succeeding Employer contribution and forfeitures, as appropriate.

6.3 RETURN TO EMPLOYMENT BEFORE DISTRIBUTION OF VESTED ACCOUNT BALANCE. If distribution is made to an Employee of less than the Employee's entire vested Account, and if the Employee returns to Service, a separate record shall be maintained of said Account balance. The Employee's vested interest at any time in this separate account shall be an amount equal to the formula P(AB+D)-D, where P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution made to the Employee.

6.4 NORMAL RETIREMENT. A Participant who is in the employment of the Employer at his Normal Retirement Date shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. A Participant who continues employment with the Employer after his Normal Retirement Date shall continue to participate under the Plan.

6.5 DISABILITY. If a Participant incurs a Disability, the Participant shall have a nonforfeitable interest in one hundred percent (100%) of his Account, if not otherwise one hundred percent (100%) vested under the vesting schedule in Section 6.1. Payment of such Participant's Account balance shall be made at the time and in the manner specified in Article Seven, following receipt by the Administrator of the Participant's written distribution request.

             ARTICLE SEVEN--MANNER AND TIME OF DISTRIBUTING BENEFITS

7.1 MANNER OF PAYMENT. The Participant's vested Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) by any of the following methods, as elected by the Participant or, when applicable, the Participant's Beneficiary:

      (a)     in a single lump-sum payment; or

      (b) provided the Participant's vested Account exceeds $5,000, in monthly, quarterly, semi-annual or annual installments, subject to the minimum distribution rules of Section 7.4.

However, if any portion of a Participant's vested Account is invested in the Employer stock fund, the Participant may elect to receive such portion of his Account, in a single sum payment, in the form of shares of stock; provided, however, that fractional shares and the cash equivalent portions of such fund shall be distributed in cash.

7.2 TIME OF COMMENCEMENT OF BENEFIT PAYMENTS. Distribution of the Participant's Account balance for a Participant who terminates employment on or after his Normal Retirement Date, or as a result of his Disability, may be made or commence as soon as administratively possible thereafter; provided, however, that if the amount required to be distributed cannot be ascertained by such date, distribution shall be made no later than sixty (60) days after the earliest date on which such amount can be ascertained; and provided, further, that, subject to the following provisions of this Section 7.2, distribution shall not be made or commence unless the Participant otherwise requests in writing. In such event, distribution shall commence as soon as administratively practical following receipt by the Administrator of the Participant's written request.

Notwithstanding the foregoing, if the Participant's vested Account does not exceed $5,000, the Participant's vested Account shall be distributed to the Participant (or, in the event of the Participant's death, his Beneficiary) in a lump-sum payment as soon as administratively practicable following the date the Participant retires, dies or otherwise separates from Service.

Notwithstanding any provision contained herein to the contrary, a Participant who is not vested in any portion of his Account balance attributable to Employer contributions shall be deemed to have received distribution of such portion of his Account as of the end of the Plan Year in which he incurs a Break in Service.

A Participant who terminates employment after his Normal Retirement Date may elect to defer receipt of his Account. In no event, however, shall distribution under the Plan be made or commence later than the April 1st following the end of the calendar year in which the Participant attains age seventy and one-half (70-1/2) or, except for a Participant who is a five percent (5%) owner of the Employer (within the meaning of Section 401(a)(9) of the Code), if later, the April 1st following the calendar year in which the Participant retires or otherwise separates from Service.

7.3 FURNISHING INFORMATION. Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as may be deemed necessary or appropriate by the Employer, Administrator, and/or Trustee.

7.4 MINIMUM DISTRIBUTION RULES FOR INSTALLMENT PAYMENTS. If a distribution is made in installments the following rules shall apply:

     (a) PAYMENTS TO PARTICIPANT OR TO PARTICIPANT AND SURVIVING SPOUSE. Payment shall commence no later than a date provided for in Section
          7.2. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the life expectancy of the Participant (or the joint life expectancies of the Participant and the Participant's spouse) determined as of the Valuation Date preceding the first payment and reduced by one for each succeeding year.

     (b) PAYMENTS TO PARTICIPANT AND NON-SPOUSE BENEFICIARY. Payment shall commence no later than a date provided for in Section 7.2. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one
          (1) and the denominator shall be the joint life expectancies of the Participant and the Participant's Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year. Payments shall be restricted under this option to insure compliance with the minimum distribution incidental death benefit requirement of Section 401(a)(9) of the Code and the regulations promulgated thereunder.

     (c) PAYMENTS TO BENEFICIARY. Payment shall commence no later than a date provided for in Section 7.7. The amount to be distributed each year shall be at least equal to the vested balance in the Participant's Account as of the preceding Valuation Date multiplied by the following fraction: the numerator shall be one (1) and the denominator shall be the life expectancy of the Participant's Beneficiary computed as of the Valuation Date preceding the first payment and reduced by one (1) for each succeeding year.

     (d) RECALCULATION OF LIFE EXPECTANCY. If distribution is to be made over the life expectancy of the Participant or, where the Participant's spouse is his Beneficiary, the life expectancy of the Participant's surviving spouse, or the joint life expectancies of the Participant and his spouse, such life expectancy or joint life expectancies, at the election of the Participant or his surviving spouse, as the case may be, may be recalculated annually. Any such election shall be irrevocable as to the Participant (and spouse, if applicable) and shall apply to all subsequent years. In no event, however, shall the life expectancy of a non-spouse Beneficiary be recalculated.

7.5  AMOUNT OF DEATH BENEFIT.

     (a) DEATH BEFORE TERMINATION OF EMPLOYMENT. In the event of the death of a Participant while in the employ of the Employer, vesting in the Participant's Account shall be one hundred percent (100%), if not otherwise one hundred percent (100%) vested under Section 6.1, with the credit balance of the Participant's Account being payable to his Beneficiary.

     (b) DEATH AFTER TERMINATION OF EMPLOYMENT. In the event of the death of a former Participant after termination of employment, but prior to the complete distribution of his vested Account balance under the Plan, the undistributed vested balance of the Participant's Account shall be paid to the Participant's Beneficiary.

7.6 DESIGNATION OF BENEFICIARY. Each Participant shall file with the Administrator a designation of Beneficiary to receive payment of any death benefit payable hereunder if such Beneficiary should survive the Participant. However, no Participant who is married shall be permitted to designate a Beneficiary other than his spouse unless the Participant's spouse has signed a written consent witnessed by a Plan representative or a notary public, which provides for the designation of an alternate Beneficiary.

Subject to the above, Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. In the absence of an effective designation of Beneficiary, or if the Beneficiary dies before complete distribution of the Participant's vested Account, all amounts shall be paid to the surviving spouse of the Participant, if living, or otherwise to the Participant's estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

7.7 DISTRIBUTION OF DEATH BENEFITS. Distribution of any death benefit hereunder shall be made within one (1) year of the Participant's death or, in the case of a surviving spouse, within a reasonable time after the Participant's death or, if the surviving spouse so elects and if the Participant's vested Account exceeds $3,500, no later than the date on which the Participant would have reached age seventy and one-half (70-1/2). If a surviving spouse dies before distributions to the spouse begin, this paragraph shall be applied as if the surviving spouse were the Participant.

To the extent payments are not designated to or for the benefit of a natural person, or if payments commence after the required time, the following distribution modes shall be available:

     (a) a lump sum payable at any time within five (5) years of the Participant's death; and

     (b) payments of installments at such time and in such amount as determined by the Beneficiary, provided that all amounts must be paid from the Trust within five (5) years of the Participant's death.

If a Participant dies after payments have commenced, any survivor's benefit must be paid no less rapidly than the method of payment in effect at the time of the Participant's death.

7.8 ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section 7.8 shall apply to distributions made under the Plan.

     (a) A distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b)  Definitions:

           (i) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (ii) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (iii) DISTRIBUTEE. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (iv) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     (c) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

           (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

                 ARTICLE EIGHT--LOANS AND IN-SERVICE WITHDRAWALS

8.1  LOANS.

     (a) PERMISSIBLE AMOUNT AND PROCEDURES. Upon the application of a Participant, the Administrator may, in accordance with a uniform and nondiscriminatory policy, direct the Trustee to grant a loan to the Participant, which loan shall be secured by the Participant's vested Account balance. The Participant's signature shall be required on a promissory note. In determining a rate of interest on such loan, the Administrator may refer to the rate of interest used for obligations of a comparable nature by commercial lending institutions within a radius of fifty (50) miles of the Employer's principal place of business. Participant loans shall be treated as segregated investments, and interest repayments shall be credited only to the Participant's Account.

     (b) LIMITATION ON AMOUNT OF LOANS. A Participant's loan shall not exceed the lesser of:

          (1) $50,000, which amount shall be reduced by the highest outstanding loan balance during the preceding twelve
                 (12)-month period; or

          (2) one-half (1/2) of the vested value of the Participant's Account (excluding any portion thereof invested in the Employer stock fund), determined as of the Valuation Date preceding the date of the Participant's loan.

Any loan must be repaid within five (5) years, unless made for the purpose of acquiring the primary residence of the Participant, in which case such loan may be repaid over a longer period of time not to exceed fifteen (15) years. The repayment of any loan must be made in at least quarterly installments of principal and interest. If a Participant defaults on any outstanding loan, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note; provided, however, that such foreclosure on the promissory note and attachment of security shall not occur until a distributable event occurs in accordance with the provisions of Article Seven.

If a Participant terminates employment while any loan balance is outstanding, the unpaid balance, and any interest due thereon, shall become due and payable in accordance with the terms of the underlying promissory note. If such amount is not paid to the Plan, it shall be charged against the amounts that are otherwise payable to the Participant or the Participant's Beneficiary under the provisions of the Plan.

In the case of a Participant who has loans outstanding from other plans of the Employer (or a member of the Employer's related group (within the meaning of Section 2.5(b)), the Administrator shall be responsible for reporting to the Trustee the existence of said loans in order to aggregate all such loans within the limits of Section 72(p) of the Code.

8.2 HARDSHIP DISTRIBUTIONS. In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant's Account, without regard to earnings on his elective deferrals, and excluding any amounts invested in the Employer stock fund, determined as of the Valuation Date immediately preceding such withdrawal request, or (ii) the amount necessary to satisfy the financial hardship. The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. Such distribution shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator. Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to (a) pay expenses for medical care (as described in Section 213(d) of the Code) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code), or to permit the Participant, the Participant's spouse, or any dependents of the Participant to obtain such medical care, (b) purchase the principal residence of the Participant (excluding mortgage payments), (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant's spouse, or any of the Participant's dependents or (d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence. Distributions paid pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the hardship distribution, and the Participant's Account shall be reduced accordingly.

The provisions of this Section (relating to hardship distributions) are intended to comply with Treasury Regulations issued under Section 401(k) of the Code, and shall be so interpreted.

No hardship distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that the following conditions are satisfied:

     (a) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; and

     (b) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer.

Following a hardship distribution, the Participant's elective deferrals shall be suspended under the Plan, and all other plans maintained by the Employer, for at least twelve (12) months after receipt of the hardship distribution. In addition, the Participant's elective deferrals under the Plan, and all other plans maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution shall not exceed an amount equal to the applicable limit under Code Section 402(g) for such next taxable year, less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

8.3 WITHDRAWALS AFTER AGE 59-1/2. After attaining age fifty-nine and one-half (59-1/2), a Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account, excluding any amounts invested in the Employer stock fund, as of the Valuation Date preceding such notice and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan.

Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

                    ARTICLE NINE--ADMINISTRATION OF THE PLAN

9.1 PLAN ADMINISTRATION. The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, and "named fiduciary" (for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time) of the Plan, unless the Employer, by action of its board of directors, shall designate a person or committee of persons to be the Administrator and named fiduciary. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator; provided, however, that the Administrator may delegate any of its powers, authority, duties or responsibilities to any person or committee of persons. In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may (a) employ agents to carry out nonfiduciary responsibilities (other than Trustee responsibilities), (b) consult with counsel, who may be counsel to the Employer, and (c) provide for the allocation of fiduciary responsibilities (other than Trustee responsibilities) among its members. Actions dealing with fiduciary responsibilities shall be taken in writing and the performance of agents, counsel and fiduciaries to whom fiduciary responsibilities have been delegated shall be reviewed periodically.

The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including accounting fees, recordkeeper's fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if the Employer so elects. To the extent required by applicable law, compensation may not be paid by the Plan to full-time Employees of the Employer.

In the event the Employer pays the expenses of administering the Plan, the Employer may seek reimbursement from the Plan for the payment of such expenses. Reimbursement shall be permitted only for Plan expenses paid by the Employer within the last twelve (12)-month period.

The Administrator shall obtain from the Trustee, not less often than annually, a report with respect to the value of the assets held in the Trust Fund, in such form as may be required by the Administrator.

The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

9.2 CLAIMS PROCEDURE. Pursuant to procedures established by the Administrator, adequate notice in writing shall be provided to any Participant or Beneficiary whose claim for benefits under the Plan has been denied within ninety (90) days of receipt of such claim. Such notice shall be written in a manner calculated to be understood by the claimant, shall advise the claimant the right to administrative review, and shall set forth the specific reason for such denial, the specific references to the pertinent Plan provisions on which the denial is based, and a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary. If such review is requested by the claimant or his authorized representative within ninety
(90) days after receipt by the claimant of written notification of denial of his claim, the Administrator shall afford a reasonable opportunity for a full and fair review by the Administrator of the decision denying the claim. The review shall focus on the additional facts, legal interpretations or material, if any, presented by the claimant. A hearing at its place of business may be scheduled by the Administrator, but a hearing is not required under the review procedure.

9.3 TRUST AGREEMENT. The Trust Agreement entered into by and between the Employer and the Trustee, including any supplements or amendments thereto, or any successor Trust Agreement, is incorporated by reference herein.

                   ARTICLE TEN--SPECIAL COMPLIANCE PROVISIONS

10.1 DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS. If the amount of any elective deferrals made by a Participant exceeds the dollar limitation of Section 4.1(c), then the excess amount, and any income allocable thereto, shall be distributed to such Participant subject to the requirements of applicable law.

10.2  LIMITATIONS ON 401(k) CONTRIBUTIONS.

      (a) AVERAGE ACTUAL DEFERRAL PERCENTAGE TEST. Amounts contributed as elective deferrals under Section 4.1(a), and any "fail-safe" contributions made under this Section, are considered to be amounts deferred pursuant to Section 401(k) of the Code. For purposes of this Article, these amounts are referred to as the "deferred amounts." For purposes of the "average actual deferral percentage test" described below, such deferred amounts must be made before the last day of the twelve (12)-month period immediately following the Plan Year to which the contributions relate. The Employer shall maintain records sufficient to demonstrate satisfaction of the average actual deferral percentage test and the deferred amounts used in such test.

              As of the last day of each Plan Year, the deferred amounts for the Plan Year for the Participants who are Highly-Compensated Employees shall satisfy either of the following tests:

              (1) The average actual deferral percentage for the eligible Participants who are Highly-Compensated Employees shall not exceed the average actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees multiplied by 1.25; or

              (2) The average actual deferral percentage for eligible Participants who are Highly-Compensated Employees shall not exceed the average actual deferral percentage of eligible Participants who are Nonhighly-Compensated Employees multiplied by two (2), provided that the average actual deferral percentage for eligible Participants who are Highly-Compensated Employees does not exceed the average actual deferral percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

For purposes of the above tests, the "actual deferral percentage" shall mean the ratio (expressed as a percentage) that the deferred amounts, which are allocated to the Participant's Account as of any day in the Plan Year, on behalf of each eligible Participant for the Plan Year bears to the eligible Participant's compensation, as defined in Code Section 414(s) and the regulations promulgated thereunder. The "average actual deferral percentage" shall mean the average (expressed as a percentage) of the actual deferral percentages of the eligible Participants in each group. "Eligible Participant" shall mean each Employee who is eligible to participate in the Plan under Section 3.1.

For purposes of this Section 10.2, the actual deferral percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have elective deferrals allocated to his account under two (2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or any employer who is a related group member (within the meaning of Section 2.5(b)) shall be determined as if all such deferrals were made under a single arrangement. In the event that this Plan satisfies the requirements of Code Section 410(b) only if aggregated with one
(1) or more other plans, or if one (1) or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with this Plan, then the provisions of this Section 10.2 shall be applied by determining the actual deferral percentage of eligible Participants as if all such plans were a single plan.

The determination and treatment of deferred amounts and the actual deferral percentage of any Participant shall be subject to the prescribed requirements of the Secretary of the Treasury.

In the event the average actual deferral percentage test is not satisfied for a Plan Year, the Employer, in its discretion, may make a special "fail-safe" contribution for certain eligible Participants who are Nonhighly Compensated Employees, to be allocated among their Accounts in proportion to their Compensation for the Plan Year

      (b)  DISTRIBUTIONS OF EXCESS CONTRIBUTIONS.

           (1) IN GENERAL. If the average actual deferral percentage test of Section 10.2(a) is not satisfied for a Plan Year, then the "excess contributions", and income allocable thereto, shall be distributed, to the extent required under Treasury regulations, no later than the last day of the Plan Year following the Plan Year for which the excess contributions were made. However, if such excess contributions are distributed later than two and one-half (2-1/2) months following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions.

                  Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of Section 401(a)(4) of the Code and the regulations thereunder, vested matching contributions may be forfeited.

           (2) EXCESS CONTRIBUTIONS. For purposes of this Section, "excess contributions" shall consist of the excess of the aggregate amount of deferred amounts made by or on behalf of the affected Highly-Compensated Employee over the maximum amount of all such contributions permitted under the test under Section 10.2(a). In reducing the excess contribution hereunder, the reduction shall be first applied to the Highly-Compensated Employee with the highest percentage under Section 10.2(a). If reductions are further required to comply with Section 10.2(a), such reductions shall be applied to the Highly-Compensated Employee with the next highest percentage, and so forth until the nondiscrimination test of Section 10.2(a) is satisfied.

           (3) DETERMINATION OF INCOME. The income allocable to excess contributions shall be determined by multiplying the income allocable to the Participant's deferred amounts for the Plan Year by a fraction, the numerator of which is the excess contributions made on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to the Participant's deferred amounts on the last day of the Plan Year.

           (4) MAXIMUM DISTRIBUTABLE AMOUNT. The excess contributions to be distributed to a Participant shall be adjusted for income and, if there is a loss allocable to the excess contribution, shall in no event be less than the lesser of the Participant's Account under the Plan or the Participant's deferred amounts for the Plan Year. Excess contributions shall be distributed from that portion of the Participant's Account attributable to such deferred amounts to the extent allowable under Treasury regulations.

10.3  NONDISCRIMINATION TEST FOR EMPLOYER MATCHING CONTRIBUTIONS.

     (a) AVERAGE CONTRIBUTION PERCENTAGE TEST. The provisions of this Section shall apply if Employer matching contributions are made in any Plan Year under Section 4.2(a).

          As of the last day of each Plan Year, the average contribution percentage for Highly-Compensated Employees for the Plan Year shall satisfy either of the following tests:

          (1) The average contribution percentage for eligible Participants who are Highly-Compensated Employees shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by 1.25; or

          (2) The average contribution percentage for eligible Participants who are Highly-Compensated Employees shall not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees for the Plan Year multiplied by two (2), provided that the average contribution percentage for eligible Participants who are Highly-Compensated Employees does not exceed the average contribution percentage for eligible Participants who are Nonhighly-Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly-Compensated Employee.

For purposes of the above tests, the "average contribution percentage" shall mean the average (expressed as a percentage) of the contribution percentages of the "eligible Participants" in each group. The contribution percentage" shall mean the ratio (expressed as a percentage) that the sum of Employer matching contributions and elective deferrals (to the extent such elective deferrals are not used to satisfy the average actual deferral percentage test of Section 10.2) under the Plan on behalf of the eligible Participant for the Plan Year bears to the eligible Participant's compensation (as defined in Code Section 414(s) and the regulations promulgated thereunder) for the Plan Year. "Eligible Participant" shall mean each Employee who is eligible to participate in the Plan under Section 3.1.

For purposes of this Section 10.3, the contribution percentage for any eligible Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Employer matching contributions or elective deferrals allocated to his account under two (2) or more plans described in
Section 401(a) of the Code or under arrangements described in Section 401(k) of the Code that are maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), shall be determined as if all such contributions and elective deferrals were made under a single plan.

In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then the provisions of this Section 10.3 shall be applied by determining the contribution percentages of eligible Participants as if all such plans were a single plan.

The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (b)  DISTRIBUTION OF EXCESS EMPLOYER MATCHING CONTRIBUTIONS.

          (1) IN GENERAL. If the nondiscrimination tests of Section 10.3(a) are not satisfied for a Plan Year, then the "excess contributions", and any income allocable thereto, shall be forfeited, if otherwise forfeitable, no later than the last day of the Plan Year following the Plan Year for which the nondiscrimination tests are not satisfied, and shall be used to reduce Employer contributions under Section 4.2(a). To the extent that such "excess contributions" are nonforfeitable, such excess contributions shall be distributed to the Participant on whose behalf the excess contributions were made no later than the last day of the Plan Year following the Plan Year for which such "excess contributions" were made. However, if such excess contributions are distributed later than two and one-half (2-1/2) months following the last day of the Plan Year in which such excess contributions were made, a ten percent (10%) excise tax shall be imposed upon the Employer with respect to such excess contributions. For purposes of the limitations of Section 11.1(b)(1) of the Plan, excess contributions shall be considered annual additions.

          (2) EXCESS CONTRIBUTIONS. For purposes of this Section, "excess contributions" shall consist of the excess of the amount of Employer matching contributions and elective deferrals (to the extent not used to satisfy the average actual deferral percentage test of Section 10.2) made on behalf of the affected Highly-Compensated Employee over the maximum amount of all such contributions permitted under the nondiscrimination tests under
               Section 10.3(a). In reducing the excess contribution hereunder, the reduction shall be first applied to the Highly-Compensated Employee with the highest percentage under Section 10.3(a). If reductions are further required to comply with Section 10.3(a), such reductions shall be applied to the Highly-Compensated Employee with the next highest percentage, and so forth until the nondiscrimination tests of Section 10.3(a) are satisfied.

          (3) DETERMINATION OF INCOME. The income allocable to excess contributions shall be determined by multiplying the income allocable to the Employer matching contributions and such elective deferrals by a fraction, the numerator of which is the excess contributions on behalf of the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Account balances attributable to Employer matching contributions and such elective deferrals, on the last day of the Plan Year.

10.4 LIMITATION ON THE MULTIPLE USE ALTERNATIVE. The sum of the average actual deferral percentage of Highly-Compensated Employees under Section 10.2(a) and the average contribution percentage of Highly-Compensated Employees under Section 10.3(a) shall not exceed the "aggregate limit", as defined in Section 401(m)(9) of the Code and the regulations promulgated thereunder.

If the aggregate limit is exceeded, the average contribution percentage of the Highly-Compensated Employees shall be reduced in accordance with the provisions of Section 10.3(b). In lieu of reducing the average contribution percentage, the Administrator may reduce the average actual deferral percentage of the Highly-Compensated Employees in accordance with the provisions of Section 10.2(b). The reductions under this Section shall be made only to the extent necessary to comply with the restrictions on the multiple use of the "alternative limitation" within the meaning of Code
Section 401(m)(9).

                 ARTICLE ELEVEN--LIMITATION ON ANNUAL ADDITIONS

11.1  RULES AND DEFINITIONS.

     (a)  RULES. The following rules shall limit additions to Participants'
          Accounts:

          (1) If the Participant does not participate, and has never participated, in another qualified plan maintained by the Employer, the amount of annual additions which may be credited to the Participant's Account for any limitation year shall not exceed the lesser of the "maximum permissible" amount (as hereafter defined) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount allocated shall be reduced so that the annual additions for the limitation year shall equal the maximum permissible amount.

          (2) Prior to determining the Participant's actual compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the limitation year, uniformly determined for all Participants similarly situated.

          (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant's actual compensation for the limitation year.

          (4) If there is an excess amount, the excess shall be disposed of as follows:

               (A) Any nondeductible voluntary Employee after-tax contributions and, to the extent elected by the Administrator pursuant to a nondiscriminatory procedure, elective deferrals under
                    Section 4.1(a), and any earnings thereon, to the extent they would reduce the excess amount, shall be returned to the Participant.

               (B) If an excess amount still exists after the application of subparagraph (A), and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Account shall be used to reduce Employer contributions (including any allocation of forfeitures, if applicable) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

               (C) If an excess amount still exists after the application of subparagraphs (A) and (B), and the Participant is not covered by the Plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

               (D) If a suspense account is in existence at any time during the limitation year pursuant to this Section 11.1(a)(4), it shall not participate in the allocation of the Trust's investment gains and losses. In addition, all amounts held in the suspense account shall be allocated and reallocated to Participants' Accounts before any Employer or Employee contributions may be made for the limitation year.

          (5) If, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Employer, or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Employer which provides an annual addition, the annual additions which may be credited to a Participant's account under all such plans for any such limitation year shall not exceed the maximum permissible amount. Benefits shall be reduced under any discretionary defined contribution plan before they are reduced under any defined contribution pension plan. If both plans are discretionary contribution plans, they shall first be reduced under this Plan. Any excess amount attributable to this Plan shall be disposed of in the manner described in Section 11.1(a)(4).

          (6) If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0 in any limitation year. The annual additions which may be credited to the Participant's Account under this Plan for any limitation year shall be limited so that if the limitations of Code Section 415(e) become applicable, benefits under a defined benefit plan shall have first been provided before benefits under a defined contribution plan are provided.

          (7) In any Plan Year in which the Plan becomes a Super Top-Heavy Plan (as defined in Section 13.2(b)), the denominators of the defined benefit fraction and defined contribution fraction shall be computed using one hundred percent (100%) of the maximum dollar limitation instead of one hundred and twenty-five percent (125%).

          (8) In any year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)) (but not a Super Top-Heavy Plan), the limitations shall be similarly reduced, subject to the special provisions of Section 13.3, which provide for the use of the one hundred and twenty-five percent (125%) limitation subject to the added minimum allocations.

     (b)  DEFINITIONS.

          (1) ANNUAL ADDITIONS: The following amounts credited to a Participant's Account for the limitation year shall be treated as annual additions:

               (A)  Employer contributions;

               (B)  Elective deferrals;

               (C)  Employee after-tax contributions, if any;

               (D)  Forfeitures, if any; and

               (E) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a defined benefit plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3), and amounts under a welfare benefit fund, as defined in Section 419(e), maintained by the Employer, shall be treated as annual additions to a defined contribution plan.

                     For this purpose, any excess amount applied under Section 11.1(a)(4) in the limitation year to reduce Employer contributions shall be considered annual additions for such limitation year.

          (2) COMPENSATION: For purposes of determining maximum permitted benefits under this Section, compensation shall include all of a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and excluding the following:

               (A) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan (funded with individual retirement accounts or annuities) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

               (B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (C) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

               (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

               Compensation shall be measured on the basis of compensation paid in the limitation year.

          (3) DEFINED BENEFIT FRACTION: This shall mean a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans maintained or previously maintained by the Employer, and the denominator of which is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation in effect for the limitation year under
               Section 415(b)(1)(A) of the Code or one hundred and forty percent (140%) of the highest average compensation including any adjustment under Code Section 415(b).

          (4) DEFINED CONTRIBUTION FRACTION: This shall mean a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated), welfare benefit funds, and individual medical accounts maintained by the Employer for the current and all prior limitation years, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of Service with the Employer, regardless of whether a defined contribution plan was maintained by the Employer.

               The maximum aggregate amount in any limitation year is the lesser of one hundred and twenty-five percent (125%) of the dollar limitation then in effect under Section 415(c)(1)(A) of the Code or thirty-five (35%) of the Participant's compensation for such year.

               If the Employee, as of the end of the first day of the first limitation year beginning after December 31, 1986, was a participant in one (1) or more defined contribution plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 and (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

               The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as annual additions.

          (5) DEFINED CONTRIBUTION DOLLAR LIMITATION: This shall mean the greater of $30,000 or one-fourth (1/4) of the defined benefit dollar limitation of Section 415(b)(1) of the Code in effect for the limitation year.

          (6) EMPLOYER: This term refers to the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h)), commonly-controlled trades or businesses (as defined in Section 414(c), as modified by Section 415(h)), or affiliated service groups (as defined in Section 414(m)) of which the Employer is a part, or any other entity required to be aggregated with the Employer under Code Section 414(o).

          (7) HIGHEST AVERAGE COMPENSATION: This means the average compensation for the three (3) consecutive limitation years with the Employer that produces the highest average.

          (8)  LIMITATION YEAR: This shall mean the Plan Year.

          (9) MAXIMUM PERMISSIBLE AMOUNT: This shall mean an amount equal to the lesser of the defined contribution dollar limitation or twenty-five percent (25%) of the Participant's compensation for the limitation year. If a short limitation year is created because of an amendment changing the limitation year to a different twelve (12)-consecutive month period, the maximum permissible amount shall not exceed the defined contribution dollar limitation multiplied by the following fraction:

                  Number of months in the short limitation year
                  ---------------------------------------------
                                       12

          (10) PROJECTED ANNUAL BENEFIT: This is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan, assuming:

               (A) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and

               (B) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

                    ARTICLE TWELVE--AMENDMENT AND TERMINATION

12.1 AMENDMENT. The Employer, by resolution of its board of directors, (or, to the extent permitted by resolution of such board of directors, by action of a duly authorized officer of the Employer) shall have the right to amend, alter or modify the Plan at any time, or from time to time, in whole or in part. Any such amendment shall become effective under its terms upon adoption by the Employer. However, no amendment affecting the duties, powers or responsibilities of the Trustee may be made without the written consent of the Trustee. No amendment shall be made to the Plan which shall:

      (a) make it possible (other than as provided in Section 14.3) for any part of the corpus or income of the Trust Fund (other than such part as may be required to pay taxes and administrative expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries;

      (b) decrease a Participant's account balance or eliminate an optional form of payment with respect to benefits accrued as of the later of (i) the date such amendment is adopted, or (ii) the date the amendment becomes effective; or

      (c) alter the schedule for vesting in a Participant's Account with respect to any Participant with three (3) or more Years of Service without his consent or deprive any Participant of any nonforfeitable portion of his Account.

Notwithstanding the other provisions of this Section or any other provisions of the Plan, any amendment or modification of the Plan may be made retroactively if necessary or appropriate to conform to or to satisfy the conditions of any law, governmental regulation, or ruling, and to meet the requirements of the Employee Retirement Income Security Act of 1974, as it may be amended.

12.2 TERMINATION OF THE PLAN. The Employer, by resolution of its board of directors, reserves the right at any time and in its sole discretion to discontinue payments under the Plan and to terminate the Plan. In the event the Plan is terminated, or upon complete discontinuance of contributions under the Plan by the Employer, the rights of each Participant to his Account on the date of such termination or discontinuance of contributions, to the extent of the fair market value under the Trust Fund, shall become fully vested and nonforfeitable. The Employer shall direct the Trustee to distribute the Trust Fund in accordance with the Plan's distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving a portion of the Trust Fund equal to the value of his Account as of the date of distribution. These distributions may be implemented by the continuance of the Trust and the distribution of the Participants' Account shall be made at such time and in such manner as though the Plan had not terminated, or by any other appropriate method, including rollover into Individual Retirement Accounts. Upon distribution of the Trust Fund, the Trustee shall be discharged from all obligations under the Trust and no Participant or Beneficiary shall have any further right or claim therein. If a partial termination of the Plan is deemed to have occurred, this Section shall apply only to those Participant's affected by such partial termination.

                     ARTICLE THIRTEEN--TOP-HEAVY PROVISIONS

13.1 APPLICABILITY. The provisions of this Article shall become applicable only for any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(c)). The determination of whether the Plan is a Top-Heavy Plan shall be made each Plan Year by the Administrator.

13.2 DEFINITIONS. For purposes of this Article, the following definitions shall apply:

          (a) "KEY EMPLOYEE": "Key Employee" shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who, at any time during the determination period, was (1) an officer of the Employer earning compensation (as defined in Section 416(i) of the Code) in excess of fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code, (2) an owner (or considered an owner under Section 318 of the Code) of both more than a one-half percent (1/2%) interest in the Employer and one of the ten (10) largest interests in the Employer if such individual's compensation exceeds the dollar limitation under
               Section 415(c)(1)(A) of the Code, (3) a five percent (5%) owner of the Employer, or (4) a one percent (1%) owner of the Employer who has an annual compensation of more than $150,000. For purposes of this Section, annual compensation shall mean compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's income under Code Sections 125, 402(g), 402(h) or 403(b). The determination period of the Plan is the Plan Year containing the "determination date" as defined in Section 13.2(c)(4) and the four (4) preceding Plan Years.

               The determination of who is a Key Employee (including the terms "5% owner" and "1% owner") shall be made in accordance with
               Section 416(i)(1) of the Code and the regulations thereunder.

          (b) "SUPER TOP-HEAVY PLAN": The Plan shall constitute a "Super Top-Heavy Plan" if it meets the test for status as a Top-Heavy Plan, where "90%" is substituted for "60%" at each place in
               Section 13.2(c).

          (c)  "TOP-HEAVY PLAN":

     (1) The Plan shall constitute a "Top-Heavy Plan" if any of the following conditions exist:

          (A) The top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any required aggregation group or permissive aggregation group of plans; or

          (B) The Plan is part of a required aggregation group of plans (but is not part of a permissive aggregation group) and the top-heavy ratio for the group of plans exceeds sixty percent (60%); or

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          (C)  The Plan is a part of a required aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

     (2) If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the actuarial equivalents of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the actuarial equivalents of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the top-heavy ratio shall include any distribution of an account balance or an accrued benefit made in the five (5)-year period ending on the determination date and any contribution due to a defined contribution pension plan but unpaid as of the determination date. In determining the accrued benefit of a non-Key Employee who is participating in a plan that is part of a required aggregation group, the method of determining such benefit shall be either (i) in accordance with the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any member of the Employer's related group (within the meaning of Section 2.5(b)), or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

     (3) For purposes of (1) and (2) above, the value of account balances and the actuarial equivalents of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the determination date. The account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The accrued benefits and account balances of Participants who have performed no Hours of Service with any Employer maintaining the plan for the five (5)-year period ending on the determination date shall be disregarded. The calculations of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made under Section 416 of the Code and regulations issued thereunder. Deductible Employee contributions shall not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

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     (4)  DEFINITION OF TERMS FOR TOP-HEAVY STATUS:

               (A)  "TOP-HEAVY RATIO" shall mean the following:

                    (1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan funded with individual retirement accounts or annuities) and the Employer has never maintained any defined benefit plans which have covered or could cover a Participant in this Plan, the top-heavy ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date (including any part of any account balance distributed in the five (5)-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five
                         (5)-year period ending on the determination date) of all Participants as of the determination date. Both the numerator and the denominator shall be increased by any contributions due but unpaid to a defined contribution pension plan as of the determination date.

               (B) "PERMISSIVE AGGREGATION GROUP" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(a)(4) and/or 410 of the Code.

               (C) "REQUIRED AGGREGATION GROUP" shall mean (i) each qualified plan of the Employer (including any terminated plan) in which at least one Key Employee participates, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Section 401(a)(4) and/or 410 of the Code.

               (D) "DETERMINATION DATE" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, "determination date" shall mean the last day of that Plan Year.

               (E)  "VALUATION DATE" shall mean the last day of the Plan Year.

               (F) Actuarial equivalence shall be based on the interest and mortality rates utilized to determine actuarial equivalence when benefits are paid from any defined benefit plan. If no rates are specified in said plan, the following shall be utilized: pre- and post-retirement interest -- five percent (5%); post-retirement mortality based on the Unisex Pension
                    (1984) Table as used by the Pension Benefit Guaranty Corporation on the date of execution hereof.

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13.3  ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES FOR A TOP-HEAVY
PLAN YEAR.

               (a) Except as otherwise provided below, in any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated on behalf of any Participant who is a non-Key Employee shall not be less than the lesser of three percent (3%) of such Participant's compensation (as defined in Section 11.1(b)(2)) or the largest percentage of Employer contributions and forfeitures as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for that Plan Year. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of insufficient Employer contributions under Section 4.2, the Participant's failure to complete one thousand (1,000) Hours of Service or the Participant's failure to make elective deferrals under Section 4.1.

               (b) The minimum allocation under this Section shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

               (c) The minimum allocation under this Section shall be offset and reduced by any allocation of contributions and forfeitures under Section 4.2, and under any other defined contribution plan (if such contributions are not matching contributions under Code Section 401(m)) with a Plan Year ending in the same calendar year as the Valuation Date.

               (d) For purposes of the Plan, a non-Key Employee shall be any Employee or Beneficiary of such Employee, any former Employee, or Beneficiary of such former Employee, who is not or was not a Key Employee during the Plan Year ending on the determination date, nor during the four (4) preceding Plan Years.

               (e) If no defined benefit plan has ever been part of a permissive or required aggregation group of plans of the Employer, the contributions and forfeitures under this step shall be offset by any allocation of contributions and forfeitures under any other defined contribution plan of the Employer with a Plan Year ending in the same calendar year as this Plan's Valuation Date.

               (f) There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined contribution plans before under defined benefit plans. If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, the allocation method of subparagraph (a) above shall apply, except that "3%" shall be increased to "5%."

               (g) There shall be no duplication of the minimum benefits required under Code Section 416. Benefits shall be provided under defined contribution plans before defined benefit plans. If a defined benefit plan (active or terminated) is part of the permissive or required aggregation group of plans, and if any Participant in the Plan would have his benefits limited due to the application of the Code limitation rule in Section 11.1 in a Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the allocation method of subparagraph (f) above shall apply, except that "5%" shall be increased to "7.5%."

13.4 VESTING. The provisions contained in Section 6.1 relating to vesting shall continue to apply in any Plan Year in which the Plan is a Top-Heavy Plan, and apply to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions and elective deferrals under
Section 4.1, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year and the vesting schedule is amended. In addition, if a Plan's status changes from a Top-Heavy Plan to that of a non-Top-Heavy Plan, a Participant with three (3) Years of Service shall continue to have his vested rights determined under the schedule which he selects, in the event the vesting schedule is subsequently amended.

Payment of a Participant's vested Account balance under this Section shall be made in accordance with the provisions of Article Seven.


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                   ARTICLE FOURTEEN--MISCELLANEOUS PROVISIONS

14.1 PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of this Plan, any amendment thereto, the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees, or against the Trustee. All liabilities under this Plan shall be satisfied, if at all, only out of the Trust Fund held by the Trustee. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in the Trust Fund as may be specified herein.

14.2 SUCCESSOR TO THE EMPLOYER. In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing with the Trustee of its election to do so.

14.3 REPAYMENTS TO THE EMPLOYER. Notwithstanding any provisions of this Plan to the contrary:

     (a) Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer within one (1) year after the date of contribution.

     (b) Any monies or other Plan assets attributable to any contribution made to this Plan by the Employer shall be refunded to the Employer, to the extent such contribution is predicated on the deductibility thereof under the Code and the income tax deduction for such contribution is disallowed. Such amount shall be refunded within one (1) taxable year after the date of such disallowance or within one (1) year of the resolution of any judicial or administrative process with respect to the disallowance. All Employer contributions hereunder are expressly contributed based upon such contributions' deductibility under the Code.

However, the provisions of this Section shall not apply to elective deferrals made by a Participant under Section 4.1.

14.4 BENEFITS NOT ASSIGNABLE. Except as provided in Section 414(p) of the Code with respect to "qualified domestic relations orders," the rights of any Participant or his Beneficiary to any benefit or payment hereunder shall not be subject to voluntary or involuntary alienation or assignment.

With respect to any "qualified domestic relations order" relating to the Plan, the Plan shall permit distribution to an alternate payee under such order at any time, irrespective of whether the Participant has attained his "earliest retirement age" (within the meaning of Section 414(p)(4)(B) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of his earliest retirement age shall, however, be available only if:
(1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefit under the Plan exceeds $3,500, the order requires the alternate payee to consent to any distribution occurring prior to the Participant's attainment of his earliest retirement age. Nothing in this paragraph shall, however, give a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan or under said Section 414(p) of the Code.

14.5 MERGER OF PLANS. In the case of any merger or consolidation of this Plan with, or transfer of the assets or liabilities of the Plan to, any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is no less than what the Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

14.6 INVESTMENT EXPERIENCE NOT A FORFEITURE. The decrease in value of any Account due to adverse investment experience shall not be considered an impermissible "forfeiture" of any vested balance.


14.7 DISTRIBUTION TO LEGALLY INCAPACITATED. In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator, may direct the Trustee to apply all or any portion of such benefit directly to the care, comfort, maintenance, support, education or use of such person or to pay or distribute the whole or any part of such benefit to (a) the spouse of such person, (b) the parent of such person, (c) the guardian, committee, or other legal representative, wherever appointed, of such person, (d) the person with whom such person shall reside, (e) any other person having the care and control of such person, or (f) such person. The receipt of any such payment or distribution shall be a complete discharge of liability for Plan obligations.

14.8 CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

14.9 GOVERNING DOCUMENTS. A Participant's rights shall be determined under the terms of the Plan as in effect at the Participant's date of separation from Service.

14.10 GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the state of the situs of the Trust, except to the extent such laws are preempted by Federal law.

14.11 HEADINGS. The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

14.12 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

14.13 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all or any portion of the distribution payable to a Participant or to a Participant's Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator to ascertain the whereabouts of such Participant or Beneficiary, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, the amount so distributable shall be treated as a forfeiture under the Plan. In the event a Participant or Beneficiary is located subsequent to the reallocation of his Account balance, such Account balance shall be restored in accordance with the provisions of
Section 6.2.

                  ARTICLE FIFTEEN--MULTIPLE EMPLOYER PROVISIONS

15.1 ADOPTION OF THE PLAN. With the consent of the board of directors of Intrusion.com, Inc., this Plan may be adopted by any other corporation or entity that is not a member of the Employer's "related group" (as defined in Section 2.5) for its employees, which adopting employer shall be known as a "Participating Employer." All assets may either be held within the Trust Fund, or each Participating Employer may maintain a separate trust fund attributable to its portion of Plan assets. Separate accounting shall be maintained for the Accounts of Employees of each adopting Participating Employer.

15.2 SERVICE. For purposes of vesting, eligibility to participate in the Plan, and determining eligibility for allocation of Participating Employer contributions, an Employee shall be credited with all of his Hours of Service with any Participating Employer which has adopted the Plan after the effective date of that adoption. Pre-adoption service will be credited in accordance with the rules in Article Two for such periods of time when the Employees were part of a controlled group of corporations, trades or businesses under common control or affiliated service group. These rules may be modified by an instrument of adoption.

15.3 PLAN CONTRIBUTIONS. All contributions made by a Participating Employer, as provided for in this Plan and unless modified by an instrument of adoption, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. Any forfeiture by an Employee of a Participating Employer subject to allocation during each Plan Year shall be allocated only for the exclusive benefit of the Participants of such Participating Employer in accordance with the provisions of this Plan, unless modified by an instrument of adoption].

15.4 TRANSFERRING EMPLOYEES. The Administrator shall adopt equitable procedures whereby contributions and forfeitures are equitably allocated in the case of Employees transferring from the employment of one Participating Employer to another Participating Employer. Similarly, rules shall be adopted whereby Account records may be transferred from the records of one Participating Employer to another Participating Employer.

15.5 DELEGATION OF AUTHORITY. Each Participating Employer shall be deemed to have appointed Intrusion.com, Inc. as its agent to act on its behalf in all matters relating to the administration, amendment, termination of the Plan and the investment of the assets of the Plan.


15.6 TERMINATION. Any termination of the Plan or discontinuance of contributions by any one Participating Employer shall operate with regard only to the Participants employed by that Participating Employer. All Employees affected thereby shall have a one hundred percent (100%) nonforfeitable interest in their Accounts.

In the event any Participating Employer terminates its participation in this Plan, or in the event that any such Participating Employer shall cease to exist through sale, reorganization or bankruptcy, the Trust fund shall be allocated by the Trustee, in accordance with the direction of the Administrator, into separate Trust funds. The amount to be allocated to the Trust of the terminating Participating Employer shall be equal to the value of the Account balances of its Participants as of the most recent date as of which Plan assets were valued under Article Five, unless a special valuation is agreed to by the Administrator and the terminating Participating Employer.


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